SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                February 24, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On February 24, 2004 registrant issued a press release entitled "Halliburton: KBR Delivered Fuel at Best Value, Price, Terms."

         The text of the press release is as follows:

           HALLIBURTON: KBR DELIVERED FUEL AT BEST VALUE, PRICE, TERMS

       Company says it saved taxpayers dollars by finding new fuel source


Media reports have indicated that the Inspector General's office is further examining allegations of fuel delivery in Iraq. Halliburton has not received any notification of a further development in the examination. The company says, if the reports are true, they would represent a normal, routine step in any kind of high profile inquiry.

"This is a step toward resolution of the issue. In the current political environment, it is expected," Wendy Hall, company spokeswoman said.

"The facts show KBR delivered fuel to Iraq at the best value, the best price and the best terms. It is important to understand that this is a forward step to study the issue. It is not a new attack on Halliburton," said Hall. "It is also important to understand the difference between fact and allegations. It is not fact that KBR has overcharged."

Hall emphasized that the US Army Corps of Engineers approved that the fuel be delivered from Kuwait, even though it was at a higher cost than fuel imports from Turkey.

"It's unfair to accuse Halliburton of paying too much for Kuwaiti fuel when KBR was told to buy the fuel and given approval to purchase it from a specific supplier," said Hall.

Halliburton summarized the original mission as outlined by the Army Corps of Engineers.

"The company was asked to find a fuel source in the region. The first fuel source that could be delivered in an emergency was found in Kuwait," said Hall. "KBR actually introduced the idea of sourcing fuel from Turkey, and it saved taxpayers well over $100 million."

Hall said the company would continue to work hard to establish that its contracts are good for the United States.

"We also know that Halliburton is not only qualified but also it is one of the few companies in the world who could perform these difficult and dangerous tasks," said Hall.

The company said it welcomes a thorough review of any and all government contracts.

Halliburton has a 60-year history of working with the government. KBR helped build U.S. war ships in World War II, as well as projects in Somalia, Rwanda, Haiti and the Balkans. Halliburton also helped put out more than half of the oil well fires in Kuwait during the 1991 Gulf War.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     February 24, 2004            By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary